August 18, 1997




Liberty Technologies, Inc.
555 North Lane, Lee Park
Conshohocken, PA  19428


     Each of the individuals listed on Schedule I hereto is currently a shareholder, officer and/or director of Energy Consolidation, Inc. ("ECI"). Each of such individuals, together with ECI, shall sometimes be hereinafter referred to individually as a "Holder" and collectively as the "Holders." In addition, certain Holders currently own shares of Liberty Technologies, Inc. (the "Company"). Each Holder that owns shares of the Company represents that he or it has acted independently of any other owner and each specifically represents that he or it is not a member of a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934.

     In order to induce the agreement of the Company not to take any action under the Shareholder Rights Plan, the Holders, without prejudice to their claim that they are not members of a group, hereby agree with the Company as follows:

     1. Shareholder Rights Agreement. The Company agrees that so long as the Holders, in the aggregate, are in compliance with the terms of this agreement, the Company will not take any action to exercise any rights under the Shareholder Rights Plan. For the purposes of this Agreement, shares of the Company held by any Holder shall be included for the purposes of computing the aggregate number of shares of the Company held by the Holders, whether or not such Holders are acting as a group, but shall only be counted a single time where the shares held by a single Holder might otherwise be attributed to another Holder.

     2. Certain Definitions. The following terms shall have the meanings hereinafter specified:

August 18, 1997
Page 2


         (a) "Affiliate" of any entity means a Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such entity. The term "control" as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether the ownership of voting securities, by contract or otherwise.

         (b) "Person" shall mean the individual, corporation, partnership, company, joint venture, unincorporated organization, limited liability company or partnership, sole proprietorship, association, bank, trust company or trust, whether or not legal entities, or any governmental entity or agency or political subdivision thereof.

         (c) "Subsidiary" means any corporation or association (i) more than 50% (by number of votes) of the Voting Stock of which is at the time owned, directly or indirectly (including through possession of convertible or exercisable securities), by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries owns, directly or indirectly (including through possession of convertible or exercisable securities), more than 50% interest in either the profits or capital of such business entity, or (b) whose net earnings, or portions thereof, are consolidated with the net earnings of the Company and are recorded on the books of the Company for financial reporting purposes in accordance with generally accepted accounting principles.

         (d) "Voting Stock" means securities of any class or series of a corporation or association the holders of which are ordinarily, in the absence of contingencies, entitled to vote generally in matters put before the shareholders or members of such corporation or association.

     3. Standstill Agreement.

     Prior to the tenth anniversary of the date hereof (the "Standstill Period"), each Holder will not, and will not encourage, direct or cause any of its Affiliates to, directly or indirectly, without the written consent of the
Company:

         (a) acquire or agree, offer, seek or propose to acquire ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act) of any Voting Stock of the Company or securities convertible or exchangeable into or exercisable for any Voting Stock of the Company (if as a result of such acquisition, the Holders in the aggregate would own more than 25% of the Voting Stock of the Company at the time of such acquisition) or any assets of the Company or any of its Subsidiaries;

August 18, 1997
Page 3

         (b) cause to be acquired ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act) of any Voting Stock of the Company or securities convertible or exchangeable into or exercisable for any Voting Stock of the Company (if as a result of such acquisition, the Person acquiring ownership together with the Holders, in the aggregate, would own more than 25% of the Voting Stock of the Company at the time of such acquisition);

         (c) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined under Regulation 14A of the Securities Exchange Act) to vote or seek to advise or influence in any manner whatsoever any Person with respect to Voting Stock of the Company or any of its Subsidiaries;

         (d) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act) with respect to any Voting Stock of the Company or any of its Subsidiaries;

         (e) arrange, or in any way participate in, any financing for the purchase of any Voting Stock or securities convertible or exchangeable into or exercisable for any Voting Stock or assets of the Company or any of it Subsidiaries;

         (f) otherwise act, whether alone or in concert with others, to seek to propose under Rule 14(a)(8) of the Securities Exchange Act to the Company or any of its stockholders any merger, business combination, restructuring, recapitalization or similar transaction to or with the Company or any of its Subsidiaries; or

         (g) enter into any discussions, negotiations, arrangements or understandings with or advise, assist or encourage any third party with respect to, any of the foregoing.


     4. Certain Voting Matters. During the Standstill Period, in the event any proposal is submitted to a shareholder vote under Regulation 14A of the Securities Exchange Act, and such proposal is not recommended by the Board of Directors of the Company, then each Holder shall vote or cause to be voted all Voting Stock beneficially owned by them or any Affiliate in the manner recommended by the Board of Directors in respect of such proposal.

     5. Remedies. Without prejudice to the rights and remedies otherwise available to the parties, the Company shall be entitled to equitable relief by way of injunction if any Holder or any Affiliate thereof breaches or threatens to breach any of the provisions of this letter agreement. It is understood that any failure or delay by a party in exercising any right,

August 18, 1997
Page 4


power or privilege hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof.

     6. No Implied Waivers; Writing Required. No delay or failure of any party in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof of or any other right, power or remedy. Any waiver, permit, consent or approval of any kind or character relating to this letter agreement must be in writing and shall be effective only to the extent in such writing specifically set forth.

     7. Successors and Assigns. This letter agreement and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company and the Holders, respectively.

     8. Severability. Each provision of this letter agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this letter agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this letter agreement.

     9. Entire Agreement. This letter agreement constitutes the entire and exclusive agreement between the parties respecting the subject matter hereof, superseding all prior discussions, agreements or arrangements, whether oral or written, with respect to the subject matter hereof. It may not be amended unless in writing and signed by all parties hereto.

     10. Governing Law. This letter agreement, its interpretation and enforcement, shall be governed by the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed wholly therein.

     Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter enclosed herewith.


                                         Yours truly,


                                         /s/ L. Mark Newman
                                         ---------------------------------------
                                         L. MARK NEWMAN

August 18, 1997
Page 5

                              [SIGNATURES CONTINUE]


                                            /s/ Don V. Ingram
                                            ------------------------------------
                                            DON V. INGRAM

                                            /s/ Larry D. Hornbeck
                                            ------------------------------------
                                            LARRY D. HORNBECK


                                            /s/ Stephen F. Smith
                                            ------------------------------------
                                            STEPHEN F. SMITH

                                            /s/ Stephen A. Wells
                                            ------------------------------------
                                            STEPHEN A. WELLS


                                            ENERGY CONSOLIDATION, INC.


                                            By: /s/ Stephen A. Wells
                                                --------------------------------
                                                Name:  Stephen A. Wells
                                                Title: Chairman


Accepted and Agreed:

LIBERTY TECHNOLOGIES, INC.



By: /s/ R. Nim Evatt
    ----------------------------------

Dated: August 21, 1997
       -------------------------------

                                   SCHEDULE I



                                               Percentage of            Ownership of
Names and Addresses of Holders               Ownership of ECI          Company Shares
------------------------------               ----------------          --------------

Larry D. Hornbeck (Director)                       1.44                      0
903 Overton
Fort Belivar, TX  77650

Don V. Ingram (Director)                           14.4                      0
c/o Summit Partners
2200 Rees Avenue, Suite 4500 E
Dallas, TX  75201

L. Mark Newman (Director)                          17.24                  403,500
Atlanta Investment Company
601 Fairview Blvd.
Incline Village, NV  89460

Stephen F. Smith                                   14.4                      0
  (Director & President)
Two Houston Center
909 Fanin, Suite 3250
Houston, TX  77010

Stephen A. Wells                                   14.4                   224,400
  (Director & Chairman)
P.O. Box 549
Little River, TX 76554


Total Ownership by Directors:  61.88%



ENERGY CONSOLIDATION, INC.                           N/A                      --
